SALE AND PURCHASE AGREEMENT

by and between

LIVING 3D (HONG KONG) LIMITED

AND

EXCELLENT PLUS GROUP LIMITED

with respect to shares representing 45% of the total
issued and outstanding share capital of

3D SCIENCE & CULTURAL PRODUCTS INTERNATIONAL EXCHANGE CENTER

This Agreement is made and entered into by and between:

(1) Living 3D (Hong Kong) Limited (the "**Seller**") with its registered office situated at Room 1403, 14th Floor Fourseas Building, 208-212 Nathan Road, Kowloon, Hong Kong; and

(2) Excellent Plus Group Limited (the "**Purchaser**") with its registered office situated at CCS Trustees Limited, 263 Main Street,P.O.Box 2196,Road Town,Tortola, in the British Virgin Islands.

WHEREAS the Seller owns 45% of the total issued and outstanding capital stock of 3D Science & Cultural Products International Exchange Center (the "**Company**") and desires to sell, and the Purchaser desires to purchase, 100% of such shares (the "**Sale Shares**");

WHEREAS the Seller is indebted to Kingdom Industry Group Inc. ("**Kingdom**") in the amount of US$250,000 (the "**Loan**");

WHEREAS Kingdom has agreed to forgive the Loan due from the Seller as the

consideration to be paid by the Purchaser for the Sale Shares;

WHEREAS both the Seller and the Purchaser have agreed that the sale and purchase of the Sale Shares shall be effective as of April 1, 2014 once all of the closing conditions as stipulated in Article V have been fulfilled.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

ARTICLE I - SALE AND PURCHASE

Upon and subject to the terms and conditions of this Agreement, the Seller shall sell and the Purchaser shall purchase the Sale Shares held by the Seller.

ARTICLE II - PURCHASE PRICE

The total consideration for the sale and purchase of the Sale Shares shall be United States Dollars Two Hundred and Fifty Thousand (US$250,000) (the "**Purchase Price**"). The purchase price shall be deemed satisfied by Kingdom's waiver of the Loan in favor of the Seller which is to be produced at closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as follows:

3.1 The Seller is a company duly organized and validly existing under the laws of the Hong Kong Special Administrative Region. The Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

3.2 The execution and delivery by the Seller of this Agreement and the performance by the Seller of its obligations hereunder has been duly and validly authorized, and no other internal action on the part of the Seller or its stockholders is necessary. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

3.3 The Sale Shares are duly authorized, validly issued, outstanding, fully paid and

nonassessable. Upon the forgiveness of the Loan by Kingdom, the Seller owns the Sale Shares free and clear of all liens, security interests, pledges or encumbrances of any kind.

3.4 The execution and delivery by the Seller of this Agreement do not and the performance by the Seller of its obligations under this Agreement will not:

(a) conflict with or result in a violation or breach of any of the certificate or articles of association or other comparable corporate charter documents of the Seller or the Company; or

(b) conflict with or result in a violation, default or breach, as applicable, of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or contract or agreement applicable to the Seller or any of its assets or properties.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as follows:

4.1 The Purchaser is a company duly organized and validly existing under the laws of the British Virgin Islands. The Seller has full corporate power and authority to execute and deliver this Contract and to perform its obligations hereunder.

4.2 The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder has been duly and validly authorized. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

4.3 The execution and delivery by the Purchaser of this Agreement do not and the performance by the Purchaser of its obligations under this Agreement will not:

(a) conflict with or result in a violation or breach of any of the certificate or articles of association or other comparable corporate charter documents of the Purchaser or the Company; or

(b) conflict with or result in a violation, default or breach, as applicable, of

any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or contract or agreement applicable to the Purchaser or any of its assets and properties.

ARTICLE V
CONDITIONS OF CLOSING

5.1 The sale and purchase of the Sale Shares are subject to the following terms and conditions for the exclusive benefit of the Purchaser to be fulfilled and performed at or prior to the closing:

(a) The covenants, representations and warranties of the Seller contained in Article III hereof shall be true and correct as of the date hereof, and shall be true and correct on and as of the closing with the same force and effect as if such covenants, representations and warranties had been made on and as of such date.

(b) The Seller shall have delivered to the Purchaser the corporate records, minute book, share certificate, seal and any other corporate records relating to the Company and any other records relating to the Company or its business whatsoever which are in its possession.

(c) The Seller shall have delivered to the Purchaser the resignations in their respective capacities of all officers and directors of the Company as well as any nominees of such officers or directors.

(d) At the closing date, there shall have been no material adverse change in the affairs, assets, liabilities, financial condition or the business of the Company from that shown in its most recent financial statements.

(e) The Seller agrees to assist the Purchaser to procure the formal ownership of the Sale Shares so as to enjoy all rights and interests and to undertake all obligations and liabilities as a shareholder of the Company through the completion of the registration of transfer with the government authority.

(f) The Purchaser shall deliver a copy of Kingdom's forgiveness of the Loan in favor of the Seller.

ARTICLE VI
APPROVAL

The sale of the Sale Shares under this Agreement shall be approved by the Board of Directors of the Company.

ARTICLE VII
MISCELLANEOUS

7.1 The closing shall take place at 11 o'clock a.m. local time on June 26, 2014 at the address of the Seller.

7.2 Each of the parties hereto will from time to time at the other's request and expense and without further consideration execute and deliver such other instruments of transfer conveyance and assignment and take such further action as the other may reasonably require to more effectively complete any matter provided for herein.

7.3 Any notice, direction or instrument required or permitted to be given to the Seller hereunder shall be in writing and may be given by mailing the same postage prepaid or delivering the same addressed to the Seller at the address of the Seller first above mentioned.

7.4 Any notice, direction or instrument required or permitted to be given to the Purchaser hereunder shall be in writing and may be given by mailing the same postage prepaid or delivering the same addressed to the Purchaser at the address of the Purchaser first above mentioned.

7.5 Any notice, direction or other instrument aforesaid, if delivered, shall be deemed to have been given or made on the date on which it was delivered or it was mailed and shall be deemed to have been given or made on the third business day following the day on which it was mailed.

7.6 The parties may change their address for service from time to time by notice given in accordance with the foregoing.

7.7 Time shall be of the essence in this Agreement.

7.8 The parties acknowledge that the recitals herein are true and correct in all material respects.

7.9 This Agreement supersedes all prior discussions and agreements between the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

7.10 The applicable law of this Agreement is the laws of the Hong Kong Special Administrative Region.

7.11 The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provision thereof.

7.12 This Agreement may be executed in any number of identical counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Dated this 26th day of June, 2014

The Purchaser:
Excellent Plus Group Limited

By: 刘秋芳 ------------------------------

The Seller:
Living 3D (Hong Kong) Limited

By: ------------------------------